Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED BY POSTER FINANCIAL GROUP, INC. (CIK:0001278868)

LEASE AGREEMENT

LEASE SUMMARY UPON EXECUTION

1.               Casino:        GNLV, CORP., dba Golden Nugget Hotel & Casino, 129 Fremont Street, Las Vegas, NV 89101.

2.               Premises/Property:                                        That portion of a “right-of-way” consisting of Three Thousand Three Hundred Seventy-five (3,375), to be vacated and more specifically defined in attached Exhibit “A,” located at 25 Fremont Street, Las Vegas, Nevada 89101.

3.               Term of Lease:                                                                  Thirty-Five (35) Lease Years (as hereinafter defined) commencing on the Rent Commencement Date (as hereinafter defined) and expiring on the Term Expiration Date (as hereinafter defined), unless this Lease is terminated earlier as elsewhere provided herein.

4.               Rent Commencement Date:                                                 Shall be the first (1st) day of the first (1st) month following the approval of vacation of the Property by the City of Las Vegas, Fremont Street Experience, LLC, and any and all necessary Governmental Agencies, and Public Utilities.

5.               Extension Option(s):                                   Four (4) options of Sixteen (16) Lease Years each.

6.               Options to Purchase:                                Lessee may purchase the Property on the Term Expiration Date, or on the expiration of any Renewal.

7.               Utility Services:  Payable by Lessee.

8.               Permitted Use:  Any Legal Use including all current and/or future rights to all easements, right of ways, street, and vacated right of ways, whether terrain/subterranean and/or air rights.

9.               Guarantor:                                    None

10.         Taxes:              Lessee pays all real property taxes.

11.         Improvements:                 Lessee shall be afforded uninhibited discretion in the construction of any new structure including signage, all of which Lessee will bear associated costs.

12.         Condition Precedent:                                Lease is contingent upon the approval of the City of Las Vegas, Fremont Street Experience, LLC, and any and all necessary Governmental Agencies.  Lessor shall specifically execute any such documentation as may be necessary and cooperate with Lessee in obtaining the instant and desired vacation of right-of-way of Premises.

13.         Addresses:

Lessor:                                                                                                                                 Mr. Abraham Schiff

25 Fremont Street

Las Vegas, NV 89101.

Lessee:                                                                                                                                GNLV, Corp., dba Golden Nugget Hotel & Casino

c/o Joanne Beckett, ESQ.

Senior Vice President/General Counsel

The Golden Nugget Hotel & Casino

129 Fremont Street

Las Vegas, NV 89101

CONFIDENTIAL TREATMENT REQUESTED BY POSTER FINANCIAL GROUP, INC. (CIK:0001278868)

                                                THIS LEASE AGREEMENT (the “Lease”) is entered into this date by and between Abraham Schiff, an individual (the “Lessor”), and GNLV, CORP., dba Golden Nugget Hotel & Casino (the “Lessee”).

                                                In consideration of the covenants, agreements, and stipulations herein contained on the part of the Lessee to be paid, kept, and faithfully performed, the Lessor does hereby lease, demise, and let unto the Lessee certain real property situated in the City of Las Vegas, County of Clark, State of Nevada (the “Property” or the “Premises”), described in Exhibit “A”.

WHEREAS: The Lessor will provide the Three Thousand Seventy-five (3,375), square/feet of real property described in Exhibit A, Las Vegas, Nevada 89101, to the Lessee for its commercial use.

WHEREAS: The Lessor, through this Lease, grants the Lessee the right of first refusal to purchase the Property during the entire term of the Lease, which the Lessor desires to accept, at any time that a bona fide purchase offer is made on the Property.

WHEREAS: The Lessor, through this Lease, grants the Lessee an option to purchase the Property upon the completion of the Term of this Lease.

WHEREAS: The Lessee hereby accepts this Lease and agrees to pay to the Lessor the Fixed Minimum Rent stated below for the Term of this Lease in the manner detailed in this Lease, only upon the condition that an appropriate vacation is approved and obtained on the Property within two (2) years from the date of this Lease.

In consideration of the leasing of the Property and of the mutual agreements contained herein, each Party does hereby expressly covenant and agree to and with the other, as follows:

ARTICLE I

DESCRIPTION OF PROPERTY

Section 1.1.                                   The leased property consists of certain real property comprising Three Thousand Seventy-five (3,375), square/feet of real property located at 25 Fremont Street, Las Vegas, Nevada 89101, and more fully described in Exhibit “A”.

ARTICLE II

TERM

Section 2.1.                                   The Term on this Lease shall be for a period of Thirty-Five (35) years commencing on the Rent Commencement Date and expiring on the Term Expiration Date.

CONFIDENTIAL TREATMENT REQUESTED BY POSTER FINANCIAL GROUP, INC. (CIK:0001278868)

Section 2.2.                                   The Rent Commencement Date shall be the first (1st) day of the first (1st) month following the approval of a vacation of the Property by the City of Las Vegas, Fremont Street Experience, L.L.C., and any and all necessary Governmental Agencies, and Public Utilities.

Section 2.3.                                   The Lessee shall be granted Four (4) consecutive Sixteen (16) year options to renew the Lease pursuant to the terms and conditions of the Lease.

Section 2.4.                                   Immediately following approval of a vacation of the Property by the City of Las Vegas, Fremont Street Experience, L.L.C., and any and all necessary Governmental Agencies and Public Utilities, Lessor shall deliver the Premises to Lessee.  From the date Lessor delivers possession of the Premises to Lessee until the Rent Commencement Date, Lessee shall observe and perform all obligations of Lessee hereunder other than payment of Fixed Minimum Rent.

Section 2.5.                                   Expiration of the Term.

(a)  This Lease shall expire at the end of the Term or any exercised options thereof without the necessity of any notice from either Lessor or Lessee.  The Lessee hereby waives notice to vacate or quit the Premises and agrees that Lessor shall be entitled to the benefit of all provisions under this Lease respecting the summary recovery of possession of the Premises from Lessee holding over to the same extent as if statutory notice had been given.

(b)  Lessee shall have no right to quit the Premises, cease to operate its business, cancel or terminate this Lease except as such right is expressly granted to Lessee herein.

Section  2.6.                                Holding Over.  If, at the expiration of the Term, Lessee continues to occupy the Premises with or without Lessor’s consent, its tenancy shall become month-to-month. Lessee shall be subject to all the conditions of this Lease excepting the Term thereof and Lessee’s obligation to pay hold-over rent equal to one hundred twenty percent (120%) of the monthly Fixed Minimum Rent (as adjusted yearly pursuant to Section 3.1) payable by Lessee immediately prior to expiration of the Term.

ARTICLE III

RENT

Section 3.1. Rent.

                                                (a) Commencing on the Rent Commencement Date, and for the duration of the Lease Term, the Lessee agrees to pay the Lessor Rent on the first day of each and every calendar month thereafter. The Rent shall be [CONFIDENTIAL](1) during the first year of the Lease Term and shall increase each year thereafter by Three Percent (3%).  In this regard, the Three Percent (3%) Rental Increase shall be compounded yearly as defined in Exhibit “B”.

(1)                                  Confidential Treatment has been requested for the redacted portion.  The confidential, redacted portions have been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT REQUESTED BY POSTER FINANCIAL GROUP, INC. (CIK:0001278868)

If Lessee exercises any of the Renewal Options provided herein, the Rental Rate shall continue to increase at Three Percent (3%) per year (again, compounded).

Section 3.2.                                   Late Charges and Rent Taxes.

                                                (a) Notwithstanding anything in this Lease to the contrary, if Lessee fails to pay any Rents or any other sum due and owing Lessor within ten (10) days following the due date of said Rents, then Lessee shall pay a late charge of the greater of (i) ten percent (10%) of the amount due, or (ii) two percent (2%) of the amount due per month from the due date thereof.

                                                (b) Should any governmental taxing authority acting under any present or future law, ordinance, or regulation, levy, assess, or impose a tax, excise and/or assessment (other than an income or franchise tax upon Lessor’s net income) upon Lessor with respect to Rents payable by Lessee to Lessor, either by way of substitution for or in addition to any existing tax on land and buildings or otherwise, Lessee shall be responsible for and shall pay such tax, excise and/or assessment, or shall reimburse Lessor for the amount thereof, as the case may be.

                                                (c) Commencing on the Rent Commencement Date and continuing thereafter throughout the Term of this Lease, Lessee agrees to pay Lessor, on demand, as additional rent (this obligation, together with all other items characterized as additional rent shall hereinafter be sometimes collectively referred to as “Additional Rent”), the annual Real Estate Taxes attributable to the Premises, to be due and payable as billed by Lessor.  The term “Real Estate Taxes” shall mean and include all real estate taxes, assessments, and other governmental impositions and charges of every kind and nature whatsoever extraordinarily as well as ordinary foreseen and unforeseen.  “Real Estate Taxes” shall not include income taxes, estate, gift, franchise, or other similar taxes, nor shall any overhead or profit be included.

                                                (d) This Lease shall be construed, for all purposes, as a triple net lease and Lessee shall be responsible for the payment of all costs, expenses and charges arising out of, or otherwise incurred in connection with, the ownership, occupancy, operation or use of the Premises. It is the intention of the parties hereto that Lessee shall pay, in addition to the Fixed Minimum Rent and the Additional Rent, the cost of all utility services as set forth in this Lease; all insurance premiums including fire, extended coverage and liability insurance premiums for the Premises real estate taxes and assessments for the Premises; the cost of all repairs and replacements to the Premises; and all other charges and expenses incident to and relating to the Premises.

ARTICLE IV

OPTION TO PURCHASE

Section 4.1.                                   At the completion of the Term (35 Years), or upon the completion of any renewal period (16 Years), the Lessee shall have the right to purchase the Property from the Lessor at a price equal to the fair market value of the of the land in its unimproved condition.

CONFIDENTIAL TREATMENT REQUESTED BY POSTER FINANCIAL GROUP, INC. (CIK:0001278868)

Section 4.2.                                   Fair market value for sale of the Premises by Lessor to Lessee shall be determined by the mean average of the two (2) M.A.I. Appraisers.  Such Appraisers shall be selected by Lessor and paid by  Lessee.

Section 4.3.                                   The Lessee shall notify the Lessor within Thirty (30) days that it is exercising its right to purchase the property at a price equal to the fair market value of the land in its unimproved condition.

Section 4.4.                                   Upon Lessee’s election to exercise the option, and determination of the purchase price by the appraisers, the Lessee shall pay the purchase price to the Lessor within thirty (30) days following the determination of the purchase price.

Section 4.5.                                   The Lessor shall transfer fee title to the Lessee by grant, bargain and sale deed free and clear of all liens and encumbrances other than those agreed to in writing by the Lessee in its sole discretion.

ARTICLE V

RIGHT OF FIRST REFUSAL

Section 5.1.                                   Except as specifically provided herein, the Lessor shall not voluntarily sell, transfer, assign, or otherwise dispose of all or any part of the Property without first offering to sell the Property to the Lessee.  The Lessor shall notify the Lessee in writing that it has received a bona fide written offer to purchase the Property.

Section 5.2.                                   Within thirty (30) days after receipt of the written offer by the Lessee, the Lessee may purchase the Property on the terms set forth in the bona fide offer received by the Lessor.

Section 5.3.                                   Within five (5) days of the Lessee’s failure to exercise its right of first refusal, the Lessor will notify the Lessee in writing that it has failed to exercise its right, and that the Lessor agrees to sell the Property to the party that presented the bona fide offer to purchase the Property

Section 5.4                                      Lessor shall have no obligation to notify Lessee, and Lessee shall have no Right of First Refusal if Lessor transfers the Property to a family member, a family-owned business entity, a trust or by or through a testamentary instrument.

Section  5.5.                                Upon the bankruptcy of the Lessor, the Lessee shall have the right to purchase the Property at a price equal to the fair market value of the land in its unimproved condition.

                                                (a)                                  Fair market value for sale of the Premises by Lessor to Lessee shall be determined by the mean average of the two (2) M.A.I. Appraisers.  Such Appraisers shall be selected by the appointed Bankruptcy Trustee and the Lessee.  All selected Appraisers shall be paid by the

CONFIDENTIAL TREATMENT REQUESTED BY POSTER FINANCIAL GROUP, INC. (CIK:0001278868)

 Lessee.

                                                (b)                                 In the event that suitable Appraiser cannot be selected, either the Bankruptcy Trustee or the Lessee may apply to the Eighth Judicial District Court, State of Nevada, for appointment of an arbitrator/appraiser, pursuant to the provisions of NRS 38.226.

                                                (c)                                  Upon Lessee’s election to exercise its right to purchase the Property, and determination of the purchase price by the appraiser, the Lessee shall pay the purchase price to the Lessor, or as designated by the Bankruptcy Trustee, within thirty (30) days following the determination of the purchase price.

                                                (d)                                 Title to the Property shall be transferred to the Lessee by grant, bargain and sale deed free and clear of all liens and encumbrances other than those agreed to in writing by the Lessee in its sole discretion.

                                                (e)                                  The Lessee shall have sixty (60) days from the filing of bankruptcy to exercise its right to purchase the Property.

Section 5.5.                                   Upon the bankruptcy of the Lessee, the Lessor shall have the right to sell the Property at a price equal to the fair market value of the land in its unimproved condition.  Fair market value shall be determined by the mean average of the two (2) M.A.I. Appraisers.  Such Appraisers shall be selected and paid, one (1) each, by both the Lessor and Lessee.

ARTICLE VI

 IMPROVEMENTS

Section 6.1 - Lessor’s Responsibilities.

                                                Intentionally omitted.

Section 6.2 - Lessee’s Responsibilities.  The Lessee, at its own cost and expense, shall do the following:

(a) Secure all permits and licenses necessary for the construction of any of its installations and the prosecution of its work, and Lessee shall comply with all Requirements relating to the conduct of said work.

(b) Construct the Premises and installations therein and construct the balance of the leasehold improvements necessary to enable Lessee to occupy the Premises in a good and workmanlike manner and in compliance with all Requirements pertaining to the Premises or Lessee’s use thereof.

(c) Lessee shall have the unfettered discretion and right to construct any building, real property improvement and other structures on, above, and /or under the Premises and to alter,

CONFIDENTIAL TREATMENT REQUESTED BY POSTER FINANCIAL GROUP, INC. (CIK:0001278868)

improve, demolish, repair, etc., the same.  Such buildings and other structures may consist of one or more stories, even a high rise building(s) if desired, which may but need not be related to and part of any buildings or other structure(s) which Lessee may construct, own or lease on the Premises or on or about adjoining land.

(d)    If at some point during the Term of this Lease or during the Term of any Renewal Option Period provided herein, Lessee acquires control (by purchase, lease, acquisition of an owning entity, etc.) of the real property located at the following addresses:

(i)                                     132 South 1st Street, Las Vegas Nevada (APN: 139-34-111-044);

(ii)                                  128 South 1st Street, Las Vegas, Nevada (APN: 139-34-111-043);

(iii)                               126 South 1st Street, Las Vegas, Nevada (APN: 139-34-111-042);

(iv)                              124 South 1st Street, Las Vegas, Nevada (APN: 139-34-111-041); and

(v)                                 116 South 1st Street, Las Vegas, Nevada (APN: 139-34-111-040),

  Lessor shall have the right, at its sole expense, to seek to have the real property comprising the ten foot “strip” immediately adjacent to the Leasehold Premises (running between Lessor’s store located at 25 Fremont Street, Las Vegas Nevada (APN: 139-34-111-038) and the Leasehold Premises as described in Exhibit A hereto), vacated to allow Lessor to expand its Store to the west.  Lessee represents and warrants that not only will it voice no objection to the proposed vacation, but that it will take any and all steps necessary to assist Lessor in obtaining the vacation.

ARTICLE VII

USE OF PROPERTY

Section 7.1 - Manner of Operation of Business.

                                                (a) The Lessee shall obtain all necessary licenses from any and all governmental authorities and shall be licensed and qualified under all applicable laws.

                                                (b) The Lessee assumes full responsibility, at its own cost, to keep and maintain the Property neat, clean, in proper repair and order, and shall not commit waste or permit a nuisance on the Property.

                                                (c) The Lessee agrees that it will collect any applicable casino entertainment tax (“CET”) associated with the sale of merchandise from the Property and will pay the same to the taxing authority on a timely basis, or if not permitted to pay the same directly, shall remit the CET due to Lessor no later than the 10th day of the month following the month in which the taxable sales occurred. Lessee shall make all documents containing information relative to the computation of the CET available for inspection upon notice by representatives of Lessor and the Gaming Authorities. This obligation shall continue beyond the expiration or sooner termination of this lease. Lessee shall be liable for any and all CET, interest and penalties found to be payable in connection with the rendering of services or sale of merchandise from the Property as a result of understated

CONFIDENTIAL TREATMENT REQUESTED BY POSTER FINANCIAL GROUP, INC. (CIK:0001278868)

 taxable revenues, insufficiency of records or, if Lessee is not permitted to pay the CET directly to the taxing authority, then, if Lessee has timely remitted payment to Lessor as required in this Section, Lessee shall not be liable for the untimely payment of the CET to the taxing authority. Lessee recognizes that the former CET has been superseded by the LET, current and in full force and effect as of January 1, 2004.

                                                (d) Nevada Gaming Commission and State of Nevada Gaming Control Board

                                                                                                (i) Lessor acknowledges that Lessee conducts a business that is subject to and exists because of the privileged licenses issued by governmental authorities in the State of Nevada that regulate gaming and related matters.  More specifically, Section 3.080 of the Nevada Gaming Regulations provides, in part, that such authorities may revoke suspend, limit or restrict any registrant or person found suitable if associated with an unsuitable person.  Lessor therefore agrees that if Lessor, its officers, directors or employees are called forth by authorities of Nevada or any other jurisdiction, which subsequently has authority over Lessee for a determination of suitability pursuant to NRS 463.167 or other applicable statute, regulation, Lessor will cooperate in all respects with such request.  Lessor agrees to  pay all costs of such investigation and proceeding. In the event that the Lessor or any of Lessor’s owners shall be found unsuitable by the Gaming Authorities Lessor shall, within ninety (90) days of the initial determination of unsuitability, assign its interest to a suitable party as determined by the Nevada Gaming Authorities.

                                                                                                (ii) Lessee warrants that insofar as it is aware it currently conducts and will continue to conduct its business in such a fashion as to comply with the standards of conduct required by the Nevada Gaming Commission and State Gaming Control Board to maintain its association with an unrestricted licensee as that term is defined in the statues and regulations of the State of Nevada.

Section 7.2.                                   Gift Shop. The Lessee shall have the right to construct or operate an “internal” gift shop on the Property.

Section 7.3.                                   Public Access.  The Lessee shall not design, construct, or allow in any way, a public access on the Property, unless required by law.

ARTICLE VIII

UTILITY SERVICES

Section 8.1 - Utilities.  Lessee shall be solely responsible for payment of all utilities and services provided to the Premises, including, without limitation, electricity, water, sewer service, gas, telephone service, heat, air conditioning, oven and stove exhaust cleaning, premises cleaning service, window washing services, garbage disposal, and pest control. Lessee shall also be responsible for and pay all connection or service fees in connection with the provision to the Premises of such utilities and services.  All costs of providing meters or sub-meters shall be paid by Lessee.

CONFIDENTIAL TREATMENT REQUESTED BY POSTER FINANCIAL GROUP, INC. (CIK:0001278868)

ARTICLE IX

ALTERATIONS

Section 9.1.                                   Alterations and Remodeling.  Lessee, at its own expense, shall have the right, during the Term, to make alterations, changes and improvements to the Premises as Lessee may deem necessary for its use and business and shall have the unfettered discretion and right to construct any building, real property improvement and other structures on, above, and /or under the Premises and to alter, improve, demolish, repair, etc., the same

ARTICLE X

LIENS

Section 10.1 - Indemnification by Lessee.  Lessee shall use reasonable efforts to prevent any liens from being filed against the Premises as a result of work performed by, at the request or on behalf of Lessee.  Lessee shall indemnify and save harmless Lessor against all loss, liability, costs, attorney’s fees, damages or interest charges as a result of any mechanic’s lien or any other lien caused to be  recorded against the Premises or Lessee’s leasehold estate therein as a result of acts or omissions of Lessee or its agents, contractors and employees, and Lessee shall, within thirty (30) days of the filing of any such lien and written notice given to Lessee, remove, pay or cancel said lien or secure the payment of any such lien or liens by bond or other security reasonably acceptable to Lessor and pursuant to Chapter 108 of the Nevada Revised Statutes.

Section 10.2 - Lessee’s Right of Contest.  Lessee shall have the right at all times and at its own expense to contest and defend on behalf of Lessee or Lessor any action involving the collection, validity or removal of such lien or liens, upon giving to Lessor security reasonably acceptable to Lessor for payment of such lien.

ARTICLE XI

INDEMNITY AND INSURANCE

Section 11.1.                             Indemnification.

                                                (a) Lessee shall defend, indemnify and save Lessor harmless from legal action, damages, loss, liability and any other expense (including reasonable attorney fees) in connection with loss of life, bodily or personal injury or property damage arising from or out of all acts, failures, omissions or negligence of Lessee, its agents, employees or contractors which occur on the Premises, unless and to the extent such legal action, damages, loss, liability or other expense (including reasonable

CONFIDENTIAL TREATMENT REQUESTED BY POSTER FINANCIAL GROUP, INC. (CIK:0001278868)

attorney fees) results from any act, omission or neglect of Lessor, its respective agents, contractors, employees or Persons claiming through it.

                                                (b) Lessee shall at all times during the Term hereof maintain in full force and effect a policy(s) of all risk insurance covering all Lessee Personal Property, including alterations, improvements and betterments to the Premises now existing or to be added.

Section 11.2.                             Lessee’s Insurance.  Lessee covenants and agrees that from and after the date of delivery of the Premises from Lessor to Lessee, and during the Term, Lessee will carry and maintain, at its sole cost and expense, the following types of insurance, naming as insureds Lessee, Lessor, Lessor’s lenders and other parties with an insurable interest as designated by Lessor, in the amount specified and in the form hereinafter provided for with insurance companies authorized to do business in the state in which the Premises is located and rated A-/VII or better in the most current edition of Best’s Insurance Report.  All policies shall be written as primary policies and not contributing with or in excess of the coverage, if any, which Lessor may carry.  Lessee may maintain any of its required insurance coverages under blanket policies of insurance covering said Premises and any other premises of Lessee, or companies Affiliated with Lessee, provided that the coverage afforded will not be reduced or diminished by reason of the use of such blanket policy.

                                                (a) Commercial General Liability Insurance.  Lessee shall keep in full force and effect commercial general liability insurance, which may include broad form property damage liability coverage, extended bodily injury coverage.

                                                (b) Personal Property, Alterations, Improvements and Betterments.  Lessee shall at all times during the Term hereof maintain in full force and effect a policy(s) of all risk insurance which may include coverage for flood, earthquake, sprinkler damage, vandalism and malicious mischief, covering all Lessee Personal Property, including alterations, improvements and betterments to the Premises now existing or to be added.

                                                (c) Worker’s Compensation.  Lessee shall comply with all worker’s compensation insurance Requirements.

Section 11.3.                             Policy(s) and/or Certificates of Insurance.   The policy(s) of insurance set forth in Section 11.2 or certificate(s) of such insurance are to be provided by Lessee to Lessor prior to Lessor’s delivery of the Premises to Lessee and at least annually thereafter or as requested by Lessor.  The coverage evidenced by the policy(s) or certificate(s) of insurance will be for a period of not less than one (1) year, and will provide that Lessor be given written notice thirty (30) days prior to the expiration, material alteration, cancellation, non-renewal or replacement of the existing policy(s).

Section 11.3.                             Waiver of Subrogation.  Notwithstanding anything to the contrary contained elsewhere in this Lease, neither Lessor nor Lessee shall be liable to the other party or to any insurance company insuring the other party by way of subrogated rights or otherwise, for any loss or damage caused by fire or any other hazard or peril covered by fire and extended coverage or all risk

CONFIDENTIAL TREATMENT REQUESTED BY POSTER FINANCIAL GROUP, INC. (CIK:0001278868)

insurance, to the extent such loss or damage is covered by insurance (or where insurance was required by this Lease) to any building structure or other tangible property, or any resulting loss of income, even though such loss or damage may have been occasioned by the negligence of such party, its agents or employees.

Section 11.4.                             Lessor Not Responsible for Acts of Others.  Lessor shall not be responsible or liable to Lessee, or those claiming by, through or under Lessee, for any loss or damage to their person or property resulting from the acts or omissions of Persons occupying the Premises and/or any and all part thereof.

ARTICLE XII

 PROHIBITED USES

 Section 12.1.                          Lessee shall not permit any Hazardous Material to be sold, kept, used, stored or manufactured in, upon or about the Premises.  As used herein, the term “Hazardous Material” means those substances, chemicals and mixtures as may be defined as “hazardous substances,” “hazardous materials”, “toxic substances,” “imminently hazardous chemical substance or mixture,” “pesticide,” “heavy metal,” “hazardous air pollutant,” “toxic pollutant,” “toxic waste,” “pollutant,” “regulated substance,” “asbestos,” “asbestos containing material,” “solid waste” “hazardous waste,” “medical waste,” or “radioactive waste” in any of the following acts, as now or hereafter amended: the Toxic Substances Control Act, 15 U.S.C. Sec. 2601 et seq., the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Sec. 9601 et seq, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sec. 5901 et seq., the Federal Hazardous Substances Act, 15 U.S.C. Sec. 1261 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Sec. 1251 et seq., the Clean Air Act, 42 U.S.C. Sec. 7401, et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Sec. 136 et seq., the Emergency Planning and Community Right to Know Act of 1986, 42 U.S.C. Sec. 11001 et seq., the Occupational Safety and Health Act of 1970, 29 U.S.C. Sec. 651 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Sec. 1801 et seq., the statutes of the State of Nevada found currently at ch. 444, 445, 459, 477, 590, 618 or in the Uniform Fire Code, 1991 edition and the rules, orders and regulations now in effect or promulgated and effective hereafter pursuant to each respective law listed above as well as such other substances, materials and wastes which are regulated under applicable Requirement, or which are classified as hazardous or toxic under any Requirement.

ARTICLE XIII

 SUBORDINATION AND ATTORNMENT BY LESSEE

Section 13.1.                             Subordination of Lease.  This Lease and the estate of Lessee hereunder shall be subject and subordinate to any ground lease, deed of trust, mortgage lien or charge or any reciprocal easement agreement or other operating agreement which now encumbers or which at any

CONFIDENTIAL TREATMENT REQUESTED BY POSTER FINANCIAL GROUP, INC. (CIK:0001278868)

time hereafter may encumber the Premises (such ground lease, deed of trust, mortgage lien or charge, or any reciprocal easement agreement or other operating agreement and any replacement, renewal, modification, consolidation or extension thereof being hereinafter referred to as an “Encumbrance”).  Any Encumbrance shall be prior and paramount to this Lease and to the right of Lessee hereunder and all Persons claiming through and under Lessee, or otherwise, in the Premises. Lessee’s acknowledgment and agreement of subordination provided for in this Section 15.1 shall be self-operative and no further instrument of subordination shall be required.  However, Lessee, on Lessee’s behalf, and on behalf of all Persons claiming through and under Lessee, covenants and agrees that, from time to time at the request of Lessor or the holder of any Encumbrance, Lessee will execute and deliver any necessary or proper instruments or certificates reasonably necessary to acknowledge or confirm the priority of the Encumbrance over this Lease and the subordination of this Lease thereto or to evidence Lessee’s consent to any Encumbrance.  Notwithstanding the foregoing, any holder of an Encumbrance may elect to the extent possible that this Lease shall have priority over such Encumbrance and, upon notification of such election by the holder of such Encumbrance, this Lease shall be deemed to have priority over such Encumbrance, whether this Lease is dated prior to or subsequent to the date of such Encumbrance.

Section 13.2.                             Attornment by Lessee. Lessee agrees that if the holder of any Encumbrance or any Person claiming under said Encumbrance shall succeed to the interest of Lessor in this Lease, Lessee shall recognize and attorn to said holder as Lessor under the terms of this Lease. Lessee agrees that it will, upon the request of Lessor, execute, acknowledge and deliver any and all instruments necessary or reasonably requested by Lessor or its lender to give effect or notice of such attornment and failure of Lessee to execute any such document or instrument on demand shall constitute a default by Lessee under the terms of this Lease.

ARTICLE XIV

RIGHTS OF LESSOR

Section 14.1.                             The Lessor has a right to make payments on behalf of Lessee where Lessee defaults in its payments or obligations under the terms of this Lease and fails to make such payments or perform such obligations within five (5) business days of Lessor’s notice to Lessee of such default.  Said payments by Lessor shall be considered as additional rent and be due and payable within thirty (30) days following receipt of Lessor’s billing.

ARTICLE XV

 ASSIGNMENT AND SUBLETTING

Section 15.1.                             Lessor’s Consent Required.

                                                (a) Intentionally omitted.

CONFIDENTIAL TREATMENT REQUESTED BY POSTER FINANCIAL GROUP, INC. (CIK:0001278868)

                                                (b) Any consent by Lessor to any assignment or subletting, or other operation by a concessionaire, or licensee, shall not constitute a waiver of the necessity for such consent under any subsequent assignment or subletting or operation by a concessionaire or licensee.

                                                (c) Reference anywhere else in this Lease to an assignee or sublessee shall not be considered as a consent by Lessor to such assignment or subletting nor as a waiver against the same except as specifically permitted in this Section  15.1.

                                                (d) Notwithstanding the foregoing provisions, Lessee shall have the right to assign or otherwise transfer this Lease or sublease the entire Premises (but not part of the Premises), to its parent or to a wholly owned subsidiary or to an entity which is wholly owned by the same entity which wholly owns Lessee, and to a known and/or unknown and future entity, without reserve, provided, however, that (i) the transferee shall, prior to the effective date of the transfer, deliver to Lessor, instruments evidencing such transfer and its agreement to assume and be bound by all the terms, conditions and covenants of this Lease to be performed by Lessee, all in form acceptable to Lessor, (ii) Lessee shall not be in default under this Lease.

Section 15.2.                             Insolvency Proceedings.  If an assignment of the Premises is caused by operation of law due to Lessee’s voluntary or involuntary insolvency proceedings under the Bankruptcy Reform Act of 1978 as amended, said assignment shall be subject to any and all conditions contained in Section 365 of said Act or any other section pertaining to the termination, assumption, assignment and rejection of executory contracts for leases.

ARTICLE XVI

 CONDEMNATION

Section 16.1.                             If the whole or substantially the whole of the Premises shall be taken for any public or quasi-public use, by right of eminent domain or otherwise, or shall be voluntarily sold or conveyed in lieu of condemnation (but under threat of condemnation), then this Lease shall terminate as of the date when physical possession of the Premises is taken by the condemning authority.  If less than the whole or substantially the whole of the Premises is so taken, sold or conveyed, then either Lessor or Lessee may terminate this Lease by giving written notice thereof to the other party prior to the date when physical possession of such portion of the Premises is taken by the condemning authority if such taking, sale or conveyance substantially impairs access to the Premises or the usefulness of the Premises for the purposes herein granted to Lessee, in which event this Lease shall terminate as of the date when physical possession of such portion of the Premises is taken by the condemning authority.  Lessor hereby assigns to Lessee all right, title and interest of Lessor in and to any award made for leasehold damages and/or diminution in the value of Lessee’s leasehold estate.  Lessee shall have the right to claim such compensation as may be separately awarded or allocated by reason of the cost or loss to which Lessee may incur in removing Lessee’s merchandise, fixtures, leasehold improvements and equipment from the Premises or for damages resulting from the cessation, interruption or relocation of Lessee’s

CONFIDENTIAL TREATMENT REQUESTED BY POSTER FINANCIAL GROUP, INC. (CIK:0001278868)

business at the Premises.  Compensation as used in this Article  XVI shall mean any award given to Lessor for such taking, sale or conveyance in excess of, and free and clear of, all prior claims of the holders of any mortgages, deeds of trust or other security interests.  No such taking, sale or conveyance shall operate as or be deemed an eviction of Lessee or a breach of Lessee’s covenant of quiet enjoyment.

ARTICLE XVII

 DEFAULT

Section 17.1.                             Events of Default.  Each of the following shall be considered an “Event of Default” and shall give rise to and entitle Lessor and/or Lessee to the remedies provided for in Section  17.2, as well as any and all other remedies, whether at law or in equity, provided for or otherwise available to Lessor and/or Lessee or as otherwise provided for in this Lease:

                                                (a) Lessee shall default in the payment of any Rents or charges, or in the payment of any other sums of money required to be paid by Lessee to Lessor under this Lease, or as reimbursement to Lessor for sums paid by Lessor on behalf of Lessee in the performance of the covenants of this Lease, and said default is not cured within  five (5) days after receipt of written notice thereof from Lessor.

                                                (b) Lessee shall default in the performance of any other covenants, terms, conditions, provisions, rules and regulations of this Lease excepting those items listed in Section  17.1(a) and such default is not cured within thirty (30) days after written notice thereof given by Lessor, excepting such defaults that cannot be cured completely within such thirty (30) day period providing Lessee, within said thirty (30) day period, commences the curing thereof and continues thereafter with all due diligence to cause such curing to proceed to completion.

                                                (d) There is commenced any case in bankruptcy against the original named Lessee, any assignee or sublessee of the original named Lessee, any then occupant of the Premises or any guarantor of all or any of Lessee’s obligations hereunder (collectively “Key Persons”) or an order for relief is entered with respect to any Key Person or there is appointed a receiver or trustee to take possession of any of the assets of any Key Person or the Premises or any Key Person applies for or consents to such appointment, or there is a general assignment by any Key Person for the benefit of creditors, or any action is taken by or against any Key Person under any state or federal insolvency or bankruptcy act, or any similar law now or hereafter in effect or any property of any Key Person is taken or seized under levy of execution or attachment, or any Key Person admits in writing its inability to pay its debts as they mature.

                                                (e) The sale of Lessee’s interest in the Premises under attachment, execution or similar legal process.

(f) All cure periods provided in this Lease shall run concurrently with any periods provided by law.

CONFIDENTIAL TREATMENT REQUESTED BY POSTER FINANCIAL GROUP, INC. (CIK:0001278868)

Section 17.2.                             Remedies and Damages. Notwithstanding any termination of this Lease or termination of Lessee’s rights to possession, whether by summary proceedings or otherwise, Lessee shall pay and be liable for (on the days originally fixed herein for the payment thereof) the several installments of Rent as if this Lease had not been terminated.

Section 17.3.                             Default by Lessor.  If Lessor fails or refuses to perform any of the provisions, covenants or conditions of this Lease on Lessor’s part to be kept or performed, Lessee, prior to exercising any right or remedy Lessee may have against Lessor on account of such default, shall give written notice to Lessor and Lessor shall not be deemed in default if the same is cured within thirty (30) days of receipt of said notice.  Notwithstanding any other provision hereof, Lessee agrees that if the default complained of in the notice provided for by this Section 19.6 is of such a nature that the same can be rectified or cured by Lessor, but cannot with reasonable diligence be rectified or cured within said thirty (30) day period, then such default shall be deemed to be rectified or cured if Lessor within said thirty (30) day period shall commence the rectification and curing thereof and shall continue thereafter with all due diligence to cause such rectification and curing to proceed to completion.  Lessee shall not be responsible for Rents due and disputed and until such default is timely cured and, further, Lessee shall be entitled to a pro rata deduction/reduction in Rents, beginning on the first date of which Lessor has been notified in writing and per the terms of this agreement, hereunder.

ARTICLE XVIII

 NOTICES

Section 18.1.                             Any and all notices and demands by or from Lessor to Lessee, or by or from Lessee to Lessor, required or desired to be given hereunder shall be in writing and shall be validly given or made if served either personally or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested, or if delivered by a nationally recognized next day delivery courier service.  If such notice or demand be served by registered or certified mail or by courier service in the manner provided, service shall be conclusively deemed given the first business day delivery is attempted or upon receipt, whichever is sooner.  Notices shall be addressed in accordance with Section  13 of the Lease Summary.   Either party may change its address for the purpose of receiving notices or demands as herein provided by a written notice given in the manner aforesaid to the other party hereto, which notice of change of address shall not become effective, however, until the actual receipt thereof by the other party.

ARTICLE XIX

MISCELLANEOUS

Section 19.1 - Accord and Satisfaction.  No payment by Lessee or receipt by Lessor of a lesser amount than any payment of Rents herein stipulated shall be deemed to be other than on account of

CONFIDENTIAL TREATMENT REQUESTED BY POSTER FINANCIAL GROUP, INC. (CIK:0001278868)

the earliest stipulated Rents, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of Rents be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor’s right to recover the balance of such Rents or pursue any other remedy provided for in this Lease or available at law or in equity.

Section 19.2 - Complete Agreement.  The parties hereto acknowledge that all of the terms and covenants contained herein were reviewed by both parties and/or their counsel hereto and all negotiations, consideration, representations, inducements and understandings between the parties are incorporated herein, and may be modified or altered only by agreement, in writing, between the parties.  This Lease contains the entire agreement between the parties hereto, and no agent, representative, employee or officer of Lessor has or had authority to make or has made any statement, agreement or representation, either oral or written, in connection herewith, modifying, adding or changing the terms and conditions herein set forth.  No present or past dealings or custom between the parties shall be permitted to contradict or modify the terms hereof.  No modification of this Lease shall be binding unless such modification shall be in writing and signed by the parties hereto.  Unless otherwise expressly set forth in writing herein, Lessee acknowledges that there are no agreements, promises, representations, warranties or covenants by Lessor or its agents or employees as to the following types of matters, including, without limitation:  (a) exclusive rights to sell goods and/or services, (b) limitations on or restrictions against competing businesses upon the Premises, (c) the future opening of other stores or businesses, (d) expected per square foot or total sales from the Premises, (e) type or quality of existing or prospective Lessees located or to be located in the Casino, (f) work to be performed by Lessor in improving Lessee’s Premises, (g) contribution by Lessor towards Lessee’s leasehold improvement costs, or (h) promotion and/or advertising of Lessee’s business and/or products or services.

Section 19.3 - Governing Law. The laws of the State of Nevada shall govern the validity, construction, performance and effect of this Lease.  Any legal suit, action or proceeding against Lessor and/or Lessee arising out of or relating to this Lease shall be instituted in any federal or state court in Clark County, Nevada, and each party waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and each party hereby irrevocably submits to the jurisdiction of any federal or state court in Clark County, Nevada.

Section 19.4.                             Compliance with Governmental Authorities.  Lessee, at its own expense, shall comply with all Requirements which shall impose any duty upon Lessor or Lessee with respect to the improvement, use, occupation or alteration of the Premises by Lessee, including, but not limited to, Requirements of the Americans with Disabilities Act which may be applicable thereto.  Lessee agrees to indemnify and save Lessor harmless from and against any penalty, damage or charge imposed for any violation by Lessee, its assignees, sublessees, licensees, agents and employees of any said Requirements.

Section 19.5.                             Brokerage.  Lessee and Lessor covenant and agree to pay, hold harmless and indemnify the other from and against any and all costs, expenses or liability for any compensation, commissions and charges claimed by any broker or agent alleging to have dealt with the indemnifying party with respect to this Lease or the negotiation hereof except for Voit Commercial

CONFIDENTIAL TREATMENT REQUESTED BY POSTER FINANCIAL GROUP, INC. (CIK:0001278868)

Brokerage which Lessee shall be responsible for the payment of any fees or commissions due to said Broker (including, without limitation, the cost of legal fees in connection therewith).

Section 19.6.                             Effective Date of Lease. Submission of this Lease by Lessor for examination or execution by Lessee does not constitute a reservation of nor option for Lease, and this instrument shall not become effective as a lease or otherwise, or become effective and binding upon the parties in establishing the relationship of Lessor and Lessee, until execution by and delivery to both Lessor and Lessee.

Section 19.7.                             Estoppel Certificates.  Lessee agrees at any time, upon not less than ten (10) days prior written request by Lessor, to execute, acknowledge and deliver to Lessor a written statement certifying that this Lease is unmodified and in full force and effect (or, if there has been modifications, that the same is in full force as modified and stating the modifications), the dates to which the Rents have been paid in pursuant to this Lease and such other certification concerning this Lease as may be reasonably required by Lessor or Lessor’s mortgagee.  Lessee further agrees that such statement may be relied upon by any mortgagee or prospective purchaser of the fee or assignee of any mortgage on the fee of the Premises.

Section 19.8.                             Force Majeure.  Lessor and/or Lessee shall be excused for the period of delay in the performance of any of their respective obligations hereunder, except their respective obligation to pay any sums of money due under the terms of this Lease, and shall not be considered in default, when prevented from so performing by cause or causes beyond Lessor’s or Lessee’s control, including, but not limited to, all labor disputes, civil commotion, war, fire or other casualty, governmental regulations, statutes, ordinances, restrictions or decrees, or through acts of God.  Notwithstanding anything to the contrary contained in this Section, in the event any work performed by Lessee or Lessee’s contractors results in a strike, lockout and/or labor dispute, such strike, lockout and/or labor dispute shall not excuse the performance by Lessee as provided for herein.

Section 19.9.                             Partial Invalidity.  If any term, covenant or condition of this Lease, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all terms, covenants and conditions of this Lease, and all applications thereof, not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

Section 19.10.                       Memorandum of Lease.  Lessee shall record a “Memorandum of Lease,” within Thirty (30) days of the date of this Lease.

Section 19.11.                       Quiet Enjoyment.  Subject to the terms and conditions of this Lease and to any Encumbrances to which this Lease is subordinate, Lessor hereby covenants and agrees that if Lessee shall perform all of the covenants and agreements herein stipulated to be performed on Lessee’s part, Lessee shall at all times during the continuance hereof have the peaceful and quiet enjoyment and possession of the Premises without any manner of hindrance from Lessor or any Person or Persons lawfully claiming the Premises, save and except in the event of the taking of the

CONFIDENTIAL TREATMENT REQUESTED BY POSTER FINANCIAL GROUP, INC. (CIK:0001278868)

Premises by public or quasi-public authority as hereinbefore provided.

Section 19.12.                       Section Headings.  The section headings and title headings contained herein are for convenience only and do not define, limit, construe or amplify the contents of such sections.

Section 19.13.                       Successors and Assigns.  The conditions, covenants and agreements contained in this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

Section 19.14.                       Waiver.

                                                (a) Lessor and Lessee shall have the right at all times to enforce the covenants, conditions and legal rights or remedies of this Lease in strict accordance with the terms thereof, notwithstanding any conduct or custom on the part of Lessor or Lessee in refraining from so doing at any time or times.  No failure by Lessor or Lessee to insist upon the strict performance of any term or condition of this Lease or to exercise any right or remedy available, legal or equitable, for a breach thereof, and no acceptance by Lessor of full or partial Rents during the continuance of any such breach by Lessee shall constitute a waiver of any such breach or any such term, condition or right.

                                                (b) No term or condition of this Lease required to be performed by Lessor or Lessee, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by the other party.

                                                (c) A waiver by Lessor in respect to any Lessee of the Premises shall not constitute a waiver in favor of any other Lessee.

                                                (d) No waiver by Lessor or Lessee of the breach of any condition, covenant or provision of this Lease shall excuse a future breach of the same condition, covenant or provision or of any other condition, covenant or provision of this Lease.

                                                (e) After the service of any notice or commencement of any suit, or final judgment therein, Lessor may receive and collect any Rents due, and such collection or receipt shall not operate as a waiver of nor affect such notice, suit or judgment unless the collection by Lessor of such Rents fully settles the subject matter of such notice, suit or judgment.

Section 19.15.                       Exculpation.  If Lessor shall fail to perform any covenant, term or condition of this Lease upon Lessor’s part to be performed and, as a consequence of such default, Lessee shall recover a money judgment against Lessor, such judgment shall be satisfied only out of the proceeds of sale received upon the execution of such judgment and levy thereon against the right, title and interest of Lessor in the Premises and out of rents or other income from the Premises receivable by Lessor or out of the consideration received by Lessor from the sale or other disposition of all or any part of Lessor’s right, title and interest in the Premises.  Neither Lessor nor any of the partners, beneficiaries, officers, directors, venturers, shareholders or Affiliated entities of Lessor shall be

CONFIDENTIAL TREATMENT REQUESTED BY POSTER FINANCIAL GROUP, INC. (CIK:0001278868)

personally liable for any deficiency.

Section 19.16.                       Transfer of Lessor’s Interest.  Lessor shall be liable under this Lease only while owner of the Premises.  If Lessor should sell or otherwise transfer Lessor’s interest in the Premises, then such purchaser/transferee shall be responsible for all of the covenants and undertakings thereafter accruing of Lessor.  Lessee agrees that Lessor shall, after such sale or transfer of Lessor’s interest, have no liability to Lessee under this Lease or any modification or amendment thereof, or extensions or renewals thereof, except for such liabilities which might have accrued prior to the date of such sale or transfer of Lessor’s interest to such purchaser/transferee.

Section 19.17.                       Time of the Essence.  Time is of the essence of this Lease and all of the terms, covenants and conditions hereof.

Section 19.18.                       Remedies Cumulative.  The various rights, options, elections and remedies of Lessor contained in this Lease shall be cumulative and no one of them shall be construed as exclusive of any other, or of any right, priority or remedy allowed or provided for by law and not expressly waived in this Lease.

Section 19.19.                       Joint Liability.   If Lessee now or hereafter shall consist of more than one Person, then all such Persons shall be jointly and severally liable as Lessee hereunder.

Section 19.20.                       Drafting.   This Lease shall not be construed either for or against Lessor or Lessee, but shall be interpreted in accordance with the general tenor of its language.

Section        19.21.                  Perpetuities.  If for any reason the Rent Commencement Date has not occurred within two (2) years of the date hereof, then this Lease shall thereupon terminate and neither party shall have any further obligation hereunder (except with respect to matters that arose before such termination).

Section 19.22.                       Consents.  Where in this Lease, or in any rules and regulations imposed by Lessor hereunder, Lessor’s or Lessee’s consent or approval is required and is expressly not permitted to be unreasonably withheld, such consent or approval shall also not be permitted to be unreasonably conditioned or delayed.

                                                IN WITNESS WHEREOF, the parties hereto have executed these presents, the day and year first written above.

Mr. Abraham Schiff, LESSOR

By:  /s/ Abraham Schiff

Date:  Sept. 3, 2004

GNLV, CORP., dba Golden Nugget, LESSEE

By:  /s/ Timothy N. Poster

Title: Chairman of the Board & CEO

Date: September 3, 2004

CONFIDENTIAL TREATMENT REQUESTED BY POSTER FINANCIAL GROUP, INC. (CIK:0001278868)

EXHIBIT “A”

Depiction of Premises

LEGAL DESCRIPTION

FIRST STREET

PARCEL 5

BEING A PORTION OF FIRST STREET AS SHOWN ON THAT MAP OF CLARK’S LAS VEGAS TOWNSITE ON FILE IN BOOK 1 OF PLATS, PAGE 37 IN THE OFFICE OF THE CLARK COUNTY RECORDER’S OFFICE, BEING A PORTION OF THE NORTHWEST QUARTER (NW %) OF SECTION 34, TOWNSHIP 20 SOUTH, RANGE 61 EAST, M.D.M., CITY OF LAS VEGAS CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHEAST CORNER OF LOT 31, BLOCK 3 OF SAID MAP, SAID POINT BEING ON THE WESTERLY RIGHT-OF-WAY LINE OF FIRST STREET AS DEDICATED PER SAID MAP;

THENCE ALONG THE EASTERLY LINE AND WESTERLY RIGHT-OF-WAY LINE THEREOF NORTH 27°54’29” EAST, A DISTANCE OF 115.00 FEET;

THENCE DEPARTING SAID EASTERLY LINE AND WESTERLY RIGHT-OF-WAY LINE, SOUTH 62°04’40” EAST. A DISTANCE OF 10.00 FEET;

THENCE NORTH 72°55’20” EAST, A DISTANCE OF 21.21 FEET;

THENCE SOUTH 62°04’40” EAST, A DISTANCE OF 15.00 FEET;

THENCE SOUTH 27°54’29” WEST, A DISTANCE OF 109.93 FEET TO A NON-TANGENT 26.00 FOOT RADIUS CURVE, THROUGH WHICH A RADIAL LINE BEARS SOUTH 28°13’37” WEST. SAID CURVE DESCRIBES THE BACK OF CURB LINE AS IT NOW EXISTS;

THENCE NORTHWESTERLY ALONG THE ARC OF SAID CURVE AND CURB LINE CONCAVE SOUTHWESTERLY THROUGH A CENTRAL ANGLE OF 05°21’43”, AN ARC LENGTH OF 2.43 FEET TO A COMPOUND 30.25 FOOT RADIUS CURVE, THROUGH WHICH A RADIAL LINE BEARS SOUTH 22°51’54” WEST;

THENCE WESTERLY ALONG THE ARC OF SAID CURVE AND CURB LINE, CONCAVE SOUTHERLY THROUGH A CENTRAL ANGLE OF 65°18’13”, AN ARC LENGTH OF 34.48 FEET;

THENCE DEPARTING SAID CURB LINE, NORTH 62°04’4Q” WEST, A DISTANCE OF 11.74 FEET TO THE POINT OF BEGINNING.

EXCEPTING THE WESTERLY TEN (10.00) FEET THEREOF.

CONTAINING 3,375 SQUARE FEET, MORE OR LESS.

CONFIDENTIAL TREATMENT REQUESTED BY POSTER FINANCIAL GROUP, INC. (CIK:0001278868)

[GRAPHIC OMITTED]

CONFIDENTIAL TREATMENT REQUESTED BY POSTER FINANCIAL GROUP, INC. (CIK:0001278868)

EXHIBIT “B”

Year

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7	[CONFIDENTIAL	]*
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15	[CONFIDENTIAL	]*
16	[CONFIDENTIAL	]*
17	[CONFIDENTIAL	]*
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20	[CONFIDENTIAL	]*
21	[CONFIDENTIAL	]*
22	[CONFIDENTIAL	]*
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27	[CONFIDENTIAL	]*
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30	[CONFIDENTIAL	]*
31	[CONFIDENTIAL	]*
32	[CONFIDENTIAL	]*
33	[CONFIDENTIAL	]*
34	[CONFIDENTIAL	]*
35	[CONFIDENTIAL	]*

Total	[CONFIDENTIAL	]*

*                                         Confidential Treatment has been requested for the redacted portion.  The confidential, redacted portions have been filed separately with the Securities and Exchange Commission.